SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 14, 1999


                             Rare Medium Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)





               0-13865                                    23-368845
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       (Commission File Number)              (IRS Employer Identification No.)




                  44 West 18th Street, New York, New York 10011
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          (Address of Principal Executive Offices, including Zip Code)


                                 (212) 634-6950
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              (Registrant's telephone number, including area code)




                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

General.

         On April 14, 1999 (the "Effective Date"), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 5, 1999 (the "Merger Agreement"), among Rare Medium Group, Inc., formerly known as ICC Technologies, Inc. (the "Company"), Rare Medium, Inc., a wholly-owned subsidiary of the Company ("Rare Medium"), Rare Medium Texas I, Inc., a newly-formed wholly-owned subsidiary of Rare Medium ("Acquisition Subsidiary"), Big Hand, Inc., a Texas corporation ("Big Hand"), and certain stockholders of Big Hand (the "Principals"), Rare Medium, through Acquisition Subsidiary, acquired by merger Big Hand and its wholly-owned subsidiary, CircumStance, Inc. (the "Merger").

         Big Hand creates Internet-based solutions, including web marketing, design, programming and e-commerce enabling solutions. The assets of Big Hand at the time of the Merger consisted generally of cash, accounts receivable, prepaid expenses, work in process, equipment and its interest in its wholly-owned subsidiary, CircumStance, Inc. Rare Medium intends in the near term to continue the use of the assets of Big Hand in the same business as was conducted prior to the Merger. On the Effective Date, Big Hand was merged with and into Acquisition Subsidiary, with Acquisition Subsidiary surviving the Merger. In consideration for merging with Acquisition Subsidiary, the stockholders of Big Hand, including the Principals (the "Big Hand Stockholders"), received on the Effective Date, in exchange for all of their outstanding shares of common stock of Big Hand (the "Big Hand Common Stock"), total consideration of approximately $6,600,000 (the "Purchase Price"), consisting of 1,460,603 shares of common stock of the Company which was determined based upon an agreed upon formula (the "Company Common Stock"), provided, however, that a number of shares of Company Common Stock with an aggregate value of $800,000, which would otherwise have been issued to the Principals, were instead placed in escrow (the "Escrow Shares") subject to an Escrow Agreement (the "Escrow Agreement"), dated as of April 14, 1999, among the Company, the Principals and U.S. Trust Company of Texas, N.A., as escrow agent (the "Escrow Agent"), as further described below. Rare Medium intends to reflect the Merger as a purchase for accounting purposes. See "Escrow Arrangements" below.

         The Principals consist of a group of four stockholders of Big Hand. In connection with the Merger, the Company entered into employment agreements with each of the Principals.

Basic Terms of the Merger Agreement and Related Transactions.

         The following is a brief summary of certain provisions of the Merger Agreement, a copy of which was filed as Exhibit 10.21 to the Company's Annual Report on Form 10-K, dated as of March 31, 1999, and which is incorporated herein by reference thereto. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         The Merger. On the Effective Date, Big Hand was merged with and into Acquisition Subsidiary, with Acquisition Subsidiary the surviving corporation in the Merger. Each share of Big Hand Common Stock issued and outstanding immediately prior to the Effective Date was converted into the right to receive a pro rata portion of 1,387,573 shares of Company Common Stock, computed on the basis of 95% of the Purchase Price (the "Merger Consideration").

         The "Purchase Price" used to determine the number of shares of Company Common Stock representing the Merger Consideration was approximately $6,600,000 , or, the product of (i) two and (ii) the gross revenues of Big Hand for the 12 calendar months ending February 28, 1999, subject to adjustment upward or downward as described below. See "Post-Closing Adjustment" below.

         Post-Closing Adjustment. The Merger Agreement provides for a post-closing adjustment to the Purchase Price based on a post-closing audit of Big Hand's balance sheet as of the closing date (the "Balance Sheet") and Big Hand's income statement used to determine the Purchase Price (the "Income Statement"). If the net worth of Big Hand as determined pursuant to the post-closing audit of the Balance Sheet was less than $100,000 as of the Effective Date, the Purchase Price will be reduced by an amount equal to the difference between $100,000 and the audited net worth, with such reduction in the Purchase Price offset against, and recoverable by Rare Medium from, the Escrow Shares.
If the gross revenues of Big Hand as determined pursuant to the post-closing audit of the Income Statement were less than the gross revenues used to determine the Purchase Price, the Purchase Price will be recalculated based upon the audited result, and any reduction in the Purchase Price will be offset against, and recoverable by Rare Medium from, the Escrow Shares. If the gross revenues of Big Hand as determined pursuant to the post-closing audit of the Income Statement were greater than the gross revenues used to determine the Purchase Price, the Purchase Price will be recalculated based upon the audited result and additional shares of Company Common Stock will be issued to the former Big Hand Stockholders.

         Escrow Arrangements. Pursuant to the terms of the Escrow Agreement, on the Effective Date, Rare Medium instructed its transfer agent to deliver to the Escrow Agent a certificate (issued in the name of the Principals pro-rata based on the number of shares of Big Hand Common Stock held by each such Principal) representing the Escrow Shares, for the purpose of securing certain indemnification obligations of the Principals and any downward post-closing adjustment of the Purchase Price, in each case as set forth in the Merger Agreement. Upon the termination of the indemnification obligations, the Escrow Agent will distribute to the Principals all of the Escrow Shares, if any, then held in escrow. See "Post-Closing Adjustment" above and "Indemnification" below.

         Bonus Pool. Following the Effective Date, the Company has agreed to issue, in the aggregate, 73,030 shares of Company Common Stock, which represents 5% of the Purchase Price, to certain designated employees of Acquisition Subsidiary pursuant to a schedule to be agreed upon between Rare Medium and the Principals (the "Designated Employees"). Such shares of Company Common Stock will be issued pursuant to restricted stock agreements to be entered into between the Company and each Designated Employee, which agreements will provide for certain restrictions with respect to such shares, the violation of which will result in such shares being forfeited by the Designated Employee. Any shares forfeited by a Designated Employee will, following the first anniversary of the Effective Date, be reissued to the former Big Hand Stockholders pro rata based upon the number of shares of Big Hand Common Stock held by each such former Big Hand Stockholder as of the Effective Date.

         Officers and Directors of Acquisition Subsidiary. The officers and directors of Acquisition Subsidiary remained the officers and directors of Acquisition Subsidiary following the Merger.

         Transfer Restrictions on Company Common Stock Issued in the Merger. Each of the Principals has agreed that, for a period of 18 months after the Effective Date, they will not, except as provided below, transfer or otherwise dispose of any shares of Company Common Stock they received in the Merger, or engage in any transaction, whether or not with respect to any shares of Company Common Stock, the intent or effect of which is to reduce the risk of owning their shares of Company Common Stock.


                                      (2)

         After the one year anniversary of the Effective Date, the restrictions on transfer by the Principals of their Company Common Stock will terminate, except that, until the entire 18 month period has expired, no Principal, or transferee thereof, may sell, or enter into any transaction with respect to, any such shares on the public market (defined to include any stock exchange or dealer quotation system, including NASDAQ), whether pursuant to Rule 144 or otherwise; and, provided, further, that no Principal, or transferee thereof, may sell or otherwise transfer any such shares unless and until the transferee of such shares enters into a written agreement with Rare Medium agreeing to the foregoing restrictions.

         Substantially all of the Big Hand Stockholders entered into a letter agreement with Rare Medium on the Effective Date agreeing to the foregoing transfer restrictions.

         Accounting Treatment. The Merger will be accounted for under the purchase method of accounting.

         Federal Income Tax Consequences. Rare Medium, the Big Hand Stockholders and the Principals intend that the Merger Agreement shall constitute a tax-free plan of reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         Indemnification. The Principals and the Company have agreed to indemnify each other for any losses resulting from a breach of, among other things, their respective representations, warranties and covenants contained in the Merger Agreement. To secure the indemnification obligations of the Principals thereunder, shares of Company Common Stock having an aggregate value of $800,000 (based upon the price per share of $4.50) have been placed in escrow, as described above. Any such indemnity obligations will be satisfied, in the case of indemnification of Rare Medium, through the release of Company Common Stock pursuant to the Escrow Agreement, such shares to be valued based on the average of the last reported sale price of Company Common Stock over the 20 trading days immediately prior to the release of such shares from escrow. See "Escrow Arrangements" above.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

                  The financial statements specified in Item 7(a) of Form 8-K are not required.

          (b)  Pro Forma Financial Information.

                  The pro forma financial information specified in Item 7(b) of
               Form 8-K is not required.

          (c)  Exhibits.

Exhibit No.       Description

10. Agreement and Plan of Merger, dated as of March 5, 1999, among Rare Medium, Inc., ICC Technologies, Inc., Rare Medium Texas I, Inc., Big Hand, Inc., and The Stockholders of Big Hand, Inc., was filed as
         Exhibit 10.21 to the Company's Annual Report on Form 10-K, dated as of March 31, 1999, and is hereby incorporated herein by reference.


                                      (3)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        RARE MEDIUM GROUP, INC.
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                                              Registrant


                                        By: /s/ Glenn S. Meyers
                                            ---------------------------------
                                            Glenn S. Meyers, Chairman of
                                            the Board and President

Date: April 29, 1999